SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE l4A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ___)

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NEOWARE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Neoware, Inc.

3200 Horizon Drive

King of Prussia, Pennsylvania 19406

October 30, 2006

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders to be held on Thursday, November 30, 2006, at 10:00 a.m., at the offices of the Company, 3200 Horizon Drive, King of Prussia, Pennsylvania 19406.

The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company’s operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please vote as soon as possible. Most stockholders have three options for submitting their vote: (1) via the Internet at www.proxyvote.com; (2) by phone, as indicated on your proxy card; or (3) by mail, using the paper proxy card enclosed with the Proxy Statement.

Sincerely,
/s/ Michael Kantrowitz

Michael Kantrowitz Chairman of the Board

NEOWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 30, 2006

TO THE STOCKHOLDERS:

The Annual Meeting of the Stockholders of Neoware, Inc. (the “Company”), a Delaware corporation, will be held on November 30, 2006, at 10:00 a.m., at the offices of the Company, 3200 Horizon Drive, King of Prussia, Pennsylvania, for the following purposes:

1.	To elect seven directors of the Company.
2.	To vote upon a proposal to approve the Amended and Restated 2004 Equity Incentive Plan.
3.	To vote upon a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record at the close of business on October 19, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please vote as soon as possible. Most stockholders have three options for submitting their vote: (1) via the Internet at www.proxyvote.com; (2) by phone, as indicated on your proxy card; or (3) by mail, by using the paper proxy card enclosed with this notice. Voting by Internet, phone or proxy card does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,
/s/ Keith D. Schneck

Keith D. Schneck Chief Financial Officer and Secretary

King of Prussia, Pennsylvania

October 30, 2006

NEOWARE, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Neoware, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on November 30, 2006.

Stockholders of record at the close of business on October 19, 2006 will be entitled to vote at the Annual Meeting. At the close of business on October 19, 2006, 19,945,266 shares of the Company’s $0.001 par value common stock were outstanding. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares is necessary to constitute a quorum for the meeting. A stockholder is entitled to one vote for each share of common stock held by such stockholder. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting, in person or by proxy, and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum, but they are not counted as shares voted and therefore have the effect of a vote against Proposals 2 and 3. This Proxy Statement and the enclosed form of proxy are being mailed to the Company’s stockholders on or about October 30, 2006.

Most stockholders have three options for submitting their vote: (1) via the Internet at www.proxyvote.com; (2) by phone (please see your proxy card for instructions); and (3) by mail, using the paper proxy card enclosed with this Proxy Statement. When you vote via the Internet or by phone, your vote is recorded immediately. The Company encourages stockholders to vote using these methods whenever possible. If you vote via the Internet, you can also register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy statement and other correspondence will be delivered to you electronically via e-mail.

Shares represented by a valid proxy in the accompanying form returned to the Company in sufficient time to permit the necessary examination and tabulation before a vote is taken, or voted via the Internet or by phone, unless previously revoked, will be voted at the Annual Meeting. A proxy may be revoked at any time prior to its exercise (1) by giving written notice to the Secretary of the Company, (2) by submitting a later dated vote via the Internet, by telephone or by mail, or (3) by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless contrary instructions are given, your proxy will be voted FOR each of the proposals described in this Proxy Statement and, in the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares on routine matters in their discretion, except as set forth below, but not on non-routine matters, pursuant to the rules of the New York Stock Exchange. On non-routine matters, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be counted for determining the number of votes cast for or against a proposal. Accordingly, a broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal, and has the effect of reducing the number of required affirmative votes (and therefore will not affect the outcome of the voting) when a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of the proposal. The election of each nominee for director (Proposal 1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the Amended and Restated 2004 Equity Incentive Plan (Proposal 2) requires the approval of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the meeting. In addition, under the rules of the NASDAQ Stock Market, the proposal to approve the Amended and Restated 2004 Equity Incentive Plan must be approved by a majority of the total votes cast on the proposal in person or by proxy. The New York Stock Exchange prohibits brokers or other nominees that are New York Stock Exchange member organizations from voting on proposals relating to any equity compensation plans (whether considered routine or non-routine under NYSE rules) unless they receive instructions from the beneficial owner of the shares. Therefore, shares held through a broker or other nominee who is a New York Stock Exchange member organization will only be voted in favor of Proposal 2 if the beneficial owner has provided specific voting instructions to his or her broker or other nominee to vote in favor of the proposal. The ratification of the selection of the independent public accountants (Proposal 3) requires the approval of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Brokers are not precluded from voting uninstructed shares on Proposal 3, and, therefore, there will be no broker non-votes on that proposal. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the common stock, will be paid by the Company. Proxies will be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. The Company has also retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies at an anticipated fee of $15,000 plus reasonable out-of-pocket expenses. All shares represented by valid proxies will be voted.

Householding of Proxy Materials

Certain stockholders who share the same address may receive only one copy of this Proxy Statement and the Company’s Annual Report in accordance with a notice delivered earlier this year by the stockholders’ bank, broker or other holder of record, unless the bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish either to stop or begin householding, you may request or stop householding, or you may request a separate copy of the Proxy Statement or the Annual Report, either by contacting your bank, broker or other holder of record or by contacting us by telephone at (610) 277-8300, Extension 1072, or in writing to Investor Relations at Neoware, Inc., 3200 Horizon Drive, King of Prussia, Pennsylvania 19046, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The bylaws of the Company currently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors. Currently, the Board of Directors has fixed that number at seven for the election of directors at the 2006 Annual Meeting. All of the directors selected by the Board of Directors, upon the recommendation of the Governance and Nominating Committee, to be elected at the Annual Meeting will serve for one-year terms expiring at the next Annual Meeting and until their respective successors are elected and qualified. All of the nominees are currently serving as directors.

The names and biographical summaries of the seven persons who have been nominated to stand for election at the Annual Meeting appear below. All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors, upon the recommendation of the Governance and Nominating Committee.

The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees for director.

The following biographical information is furnished as to each person nominated for election as a director.

Name	Age	Position

Michael G. Kantrowitz	46	Executive Chairman of the Board and Director

Klaus P. Besier	55	President, Chief Executive Officer and Director

Dennis Flanagan(2)	58	Director

David D. Gathman(2)	59	Director

John P. Kirwin, III(1)(3)	50	Director

Christopher G. McCann(3)	45	Director

John M. Ryan (1)(2)(3)(4)	71	Director

(1)	Member of the Compensation and Stock Option Committee
(2)	Member of the Audit Committee
(3)	Member of the Governance and Nominating Committee
(4)	Served as lead independent director during the 2006 fiscal year

Mr. Kantrowitz has served as a director of the Company since March 1995 and as Executive Chairman of the Board of Directors since October 30, 2006. Prior to that, until October 30, 2006, he served as Chief Executive Officer of the Company from February 2000 and as Chief Executive Officer and Chairman of the Board from September 30, 2002, and he served as President from February 2000 until July 2006. Prior to his appointment as CEO, Mr. Kantrowitz served as Executive Vice President of the Company responsible for Marketing, Sales and Business Development and as a director of the Company since March 2, 1995. Prior to that, Mr. Kantrowitz was a senior executive of Human Designed Systems, Inc. (“HDS”), a predecessor entity to the Company, from 1983, holding the positions of Executive Vice President from 1991 until March 1995 and Vice President of Marketing and Sales from 1987 until 1991. Prior to joining HDS, Mr. Kantrowitz held engineering and technical positions with Raytheon Company and Adage Corporation. Mr. Kantrowitz holds a BSEE in Electrical Engineering from the University of Lowell.

Mr. Besier has served as a director of the Company since December 2005, as Chief Executive Officer of the Company since October 30, 2006 and as President since July 2006. He served as President and Chief Executive Officer of FirePond, Inc., a global provider of e-business solutions for managing multi-channel selling, from 1997 until his retirement in December 2003 after the sale of the company. Prior to joining FirePond, he served as President and Chief Executive Officer of SAP America, Inc., the largest subsidiary of SAP AG, a provider of business application software, from 1991 to 1996. Before joining SAP America, Inc., Mr. Besier was General Manager and Corporate Vice President of a subsidiary of Hoechst Celanese, a global chemicals and fiber conglomerate. He holds a bachelor’s degree in business management and finance from the University of Economics in Berlin.

Mr. Flanagan has served as a director of the Company since December 2005. He has been the Chief Operating Officer of The Ayers Group, Inc., a provider of human resources services to Fortune 500 and financial services companies, since January 2004. Before joining The Ayers Group, Inc., Mr. Flanagan was President and Chief Executive Officer of Sengen, a custom software development company, until its sale in 2003. From 1986 to 2001, Mr. Flanagan served in numerous capacities within the sales, marketing and operations enterprises, including his position as President and Chief Executive Officer of Oki Data America, a subsidiary of Oki Data Corporation of Japan and a leading provider of innovative products, services and solutions for the digital imaging and print management needs of commercial entities. Mr. Flanagan is a trustee of Quinnipiac University and the Samaritan Hospice, a member of the CEO Council for Growth in the Philadelphia region and a former Chairman of the Chamber of Commerce of Southern New Jersey.

Mr. Gathman has served as a director of the Company since December 2002. He has been the Senior Vice President and Chief Financial Officer of SunGard Higher Education Inc., a wholly-owned subsidiary of Sungard Data Systems, Inc. and leading provider of technology solutions for colleges and universities of all sizes and levels of complexity, since April 5, 2004. Prior to his position at SunGard Higher Education Inc., Mr. Gathman had been Vice President and Chief Financial Officer of Targeted Diagnostics & Therapeutics, Inc., which develops molecular-based technologies for the detection, diagnosis and treatment of colorectal cancer, gastrointestinal cancers and certain infectious diseases, since May 2002. From February 2001 until May 2002, Mr. Gathman served as the Senior Vice President and Chief Financial Officer of the Federal Reserve Bank of Philadelphia. Prior to that, Mr. Gathman was Chief Financial Officer of Internet Capital Group, Inc., an internet company actively engaged in business-to-business e-commerce through a network of partner companies, from January 1999 until September 2000, and Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Integrated Systems Consulting Group, Inc., an information services consulting firm, from March 1994 until December 1998. Mr. Gathman is a director of eResearch Technology, Inc., a provider of technology-based products and services that enable the pharmaceutical, biotechnological, medical device, and contract resource companies to efficiently collect, interpret, and distribute cardiac safety and clinical data.

Mr. Kirwin has served as a director of the Company since December 2002. He has been a principal in Argosy Partners, a manager of private investment funds, since 1989. Argosy Partners manages private investment funds with approximately $300 million of capital, including Argosy Investment Partners, L.P., Argosy Investment Partners II, L.P. and Argosy Investment Partners III, L.P., which are small business investment companies with an aggregate of approximately $200 million under management. Mr. Kirwin joined Argosy Partners on a full-time basis in January 1996 and prior to that was a corporate and securities attorney for 14 years. Mr. Kirwin holds a Juris Doctor, Order of the Coif, from the National Law Center of George Washington University and a Bachelor of Arts from Dickinson College.

Mr. McCann has served as a director of the Company since December 1998. He is a director of 1-800-FLOWERS.COM, a florist company that operates nationwide through franchised retail stores, telecenters and the internet, and has been its President since September 2000. From 1988 to September 2000, he served as Senior Vice President of 1-800-FLOWERS.COM. Mr. McCann is responsible for overseeing operations of all of the 1-800-FLOWERS.COM’s brands, service centers, retail and franchised stores and for its Interactive Services Division. Prior to his association with 1-800-FLOWERS.COM, he was President of Flora Plenty, a floral retail chain located in the New York metropolitan area. Mr. McCann is a director of Bluefly, Inc., a high-end internet retailer that sells designer apparel, accessories and home products at discount prices, and a member of the Board of Trustees of Marist College.

Mr. Ryan has served as a director of the Company since March 1995. He has been a principal in Devon Hill Ventures, a venture investing and consulting firm focusing on technology investments, since 1987, and has been a director of approximately twenty privately- and publicly-held information technology companies in which Devon Hill Ventures has invested. Mr. Ryan was the founder of SunGard Data Systems, Inc., formerly a publicly-held computer services company that has recently been taken private, and served as its Chairman and Chief Executive Officer from 1976 to 1987.

Board of Directors and Committees

The Company’s Board of Directors is comprised solely of outside independent directors, with the exception of the Executive Chairman of the Board and the Chief Executive Officer. The Board of Directors held 10 meetings during the year ended June 30, 2006. The Board holds executive sessions of its independent directors following each regularly scheduled meeting of the Board. Directors are expected to attend all meetings of the Board and Committees on which they serve and annual stockholder meetings. Each of the current directors attended at least 75% of the meetings of the Board and Committees on which they serve held during the period for which such persons have been directors or committee members. All of the directors attended the 2005 Annual Meeting.

The standing committees of the Board of Directors are the Compensation and Stock Option Committee, the Audit Committee and the Governance and Nominating Committee. The Compensation and Stock Option Committee held three meetings, the Audit Committee held six meetings and the Governance and Nominating Committee held one meeting during the fiscal year ended June 30, 2006. Each of the current members of the Compensation and Stock Option Committee, the Audit Committee and the Governance and Nominating Committee are “independent” as defined in Rule 4200 of the Marketplace Rules of The NASDAQ Stock Market. and, with respect to the Audit Committee, the Sarbanes-Oxley Act of 2002.

Compensation and Stock Option Committee

The current members of the Compensation and Stock Option Committee are John P. Kirwin, III, Chairman, and John M. Ryan. Klaus P. Besier was a member of the Committee until his resignation on July 12, 2006, the date upon which he became President of the Company. Each current member of the Committee is independent from the Company and its management.

The Committee’s primary responsibilities under the terms of its charter include:

•	Reviewing, evaluating and making recommendations to the Board of Directors regarding policies for Board compensation;
•	Reviewing succession plans for senior executive officers;
•	Conducting an annual evaluation of its performance and its charter;
•	Reviewing and approving corporate goals and objectives and evaluating, annually, the performance of the CEO and other officers in light of such goals and objectives;
•	Evaluating and making recommendations to the Board of Directors regarding the performance of the CEO and other executive officers;
•	Approving senior executive compensation;
•	Reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans;
•	Administering, and approving awards to directors and senior executives under, the Company’s equity-based compensation plans;
•	Supervising the administration of the Company’s annual incentive plans, including determining whether individual and Company performance objectives have been achieved; and
•	Preparing a Compensation Committee Report for the annual proxy statement.

The Committee may, in its sole discretion, engage director search firms or compensation consultants. The Committee also may consult with outside advisors to assist it in carrying out its duties to the Company.

The Compensation and Stock Option Committee Report on Executive Compensation for the 2006 fiscal year appears on page 20 of this Proxy Statement. A copy of the Compensation and Stock Option Committee Charter can be found on the Company’s website at www.neoware.com/company.html.

Audit Committee

The members of the Audit Committee are David D. Gathman, Chairman, John M. Ryan and Dennis Flanagan. Each member of the Committee is independent from the Company and its management. In addition, the Board of Directors has determined that Mr. Gathman is an “audit committee financial expert.” The Committee acts pursuant to a written charter adopted by the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and reporting practices, internal controls and compliance with laws and regulations. The Committee’s responsibilities under the terms of its charter include:

•	Meeting at least quarterly with management and the independent registered public accounting firm in separate executive sessions;
•	Assessing the integrity of the Company’s financial reporting process and system of internal controls through discussions with management and the independent registered public accounting firm;
•

Selecting and appointing, and recommending for ratification by the stockholders, an independent firm of certified public accountants to serve as independent registered public accounting firm for the Company;

•	Setting the fees to be paid to the independent registered public accounting firm and pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm;
•	Assessing the performance (effectiveness, objectivity and independence) of the independent registered public accounting firm;
•

At least annually, reviewing a report from the independent registered public accounting firm describing their system of quality controls, which includes the results of the most recent internal and external reviews of the independent registered public accounting firm;

•	Providing an avenue of communication among the independent registered public accounting firm, management and the Board of Directors;
•

Reviewing with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Reviewing the Company’s earnings releases;
•	Discussing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;
•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters;
•	Retaining independent counsel and other advisors as necessary to fulfill its responsibilities;
•	Conducting an annual evaluation of its performance and its charter;
•	Recommending to the Board of Directors that the audited financial statements be included in the Company’s annual report to stockholders; and
•	Preparing the Report of the Audit Committee included in the annual proxy statement pursuant to Item 306 of Regulation S-K.

The Report of the Audit Committee for the 2006 fiscal year appears on page 24 of this Proxy Statement. The Audit Committee Charter is attached as Appendix A and is available on the Company’s website at www.neoware.com/company.html.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are Christopher G. McCann, Chairman, John M. Ryan and John P. Kirwin, III. Each member of the Committee is independent from the Company and its management. The Committee’s primary responsibilities under the terms of its charter include:

•	Establishing qualifications for Board membership;
•	Developing procedures for reviewing candidates recommended by stockholders for positions on the Board;
•	Receiving recommendations for candidates for election to the Board;
•	Recommending the slate of nominees to be proposed for election by the stockholders;
•	Advising on and recommending to the Board corporate governance policies;
•	Annually reviewing, reassessing and recommending proposed changes to the Committee’s charter, the Corporate Governance Guidelines, the Code of Ethics and other corporate governance policies;
•	Conducting an annual evaluation of its performance;
•	Reviewing, annually, and presenting to the Board an evaluation of, the effectiveness of the Board and its committees;
•	Making reports and recommendations for consideration by the Board; and
•	Developing procedures for security holders to communicate with the Board.

The Committee may, in its sole discretion, engage outside accountants, legal counsel and other advisors in carrying out its duties to the Company.

The Governance and Nominating Committee Charter is available on the Company’s website at www.neoware.com/company.html.

Code of Ethics

The Board sponsors the Company’s Code of Ethics, which ensures that the Company’s business is conducted in a consistently legal and ethical manner. The Company’s General Counsel oversees compliance with the Code of Ethics. The Company’s Code of Ethics is available on the Company’s website at www.neoware.com/company.html. All of the Company’s employees, officers and directors are required to comply with the Code of Ethics. The Code of Ethics covers all areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, corporate opportunities, use of Company assets and reporting illegal or unethical behavior. The Code of Ethics describes the Company’s procedures to receive, retain and address complaints regarding accounting, internal accounting controls and auditing matters, and other illegal or unethical behavior.

Compensation of Directors

Each non-employee director receives a one-time automatic grant of options to purchase 10,000 shares of common stock under the Company’s 2004 Equity Incentive Plan (the “Plan”) upon the director’s initial election. Thereafter, under the Plan, each non-employee director receives an automatic annual grant of options to purchase 7,500 shares of common stock. Non-employee directors are also eligible to receive equity awards at the discretion of the Board of Directors.

In addition, during the 2006 fiscal year, all non-employee members of the Board received an annual fee of $7,500 for services as a member of the Board, $1,500 for each regular or special Board meeting attended in person, $750 for each such meeting attended by telephone and $500 for each committee meeting attended. The chairman of the Audit Committee received an annual fee of $5,000, the chairmen of the Compensation and Stock Option Committee and the Governance and Nominating Committee each received an annual fee of $1,500, for their services during the 2006 fiscal year as chairmen in addition to the applicable meeting fees and the independent lead director earned an annual fee of $10,000.

In October 2006, to reflect the increase in the workload and responsibilities of directors as a result of recent legislation and to offer competitive compensation in order to attract qualified directors, the Board of Directors, upon recommendation of the Compensation and Stock Option Committee, approved the following changes effective as of January 1, 2007 with respect to the cash compensation of non-employee directors:

•	Each non-employee member of the Board will receive an annual fee of $16,000 for services as a member of the Board, paid quarterly;
•

Each non-employee director will receive $1,500 per Board meeting attended in person, $750 for each Board meeting attended telephonically and $500 for each committee meeting attended either in person or telephonically;

•

The chairman of the Audit Committee will receive an annual fee of $16,000, the chairman of the Compensation and Stock Option Committee will receive an annual fee of $6,000 and the chairman of the Governance and Nominating Committee will receive an annual fee of $2,000, for his services during the 2007 fiscal year as chairman, paid quarterly; and

•	The independent lead director will receive an annual fee of $10,000, paid quarterly.

Director Compensation Table

The following table shows the cash compensation earned by each non-employee director in the 2006 fiscal year.

Director	Total($)	Annual Fees Earned($)(1)	Fees Earned for Board and Committee Meeting Attendance($)(2)

Klaus P. Besier (3)	15,500	7,500	8,000
Dennis Flanagan (3)	17,250	7,500	9,750
David D. Gathman	24,750	12,500	12,250
John P. Kirwin, III	26,000	9,000	17,000
Christopher G. McCann	21,000	9,000	12,000
John M. Ryan	35,500	17,500	18,000

(1)	Consists of the annual Board fee and any fees earned for serving as chairman of a Board committee or as the independent lead director.
(2)	Consists of fees earned for attending committee meetings and meetings of the Board.
(3)	Became a director on December 1, 2005.

Director Nomination Process

The Governance and Nominating Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Board of Directors has adopted criteria for the selection of nominees to the Board of Directors, which are a part of the Company’s Corporate Governance Guidelines, which can also be found on the Company’s website at www.neoware.com/company.html. These criteria describe specific traits, abilities and experience that the Governance and Nominating Committee and the Board look for in determining candidates for election to the Board. The Governance and Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for directors. Such suggestions, together with a complete description of the nominee’s qualifications, experience and background, and a statement signed by the nominee in which he or she consents to such nomination and which includes the name of the stockholder making the suggestion and evidence of that person’s ownership of the Company’s stock, including the number of shares held and the length of time of ownership, should be submitted to the Secretary of the Company at 3200 Horizon Drive, King of Prussia, Pennsylvania 19406 not less than 120 days prior to the anniversary date of the most recent annual meeting of stockholders, or if the meeting has been changed by more than 30 days from the date of the previous year’s meeting, not less than 60 days before the date of the meeting. Possible candidates who are suggested by stockholders are evaluated by the Governance and Nominating Committee in the same manner as are other possible candidates.

In addition to making suggestions to the Governance and Nominating Committee for the selection of nominees as described above, under the bylaws, stockholders are also entitled to nominate persons for election as directors only if, among other things, written notice has been given, in the case of an annual meeting, no later than the date that is 45 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders, or, if such annual meeting was not held or was changed by more than 30 days from the date of the previous year’s annual meeting, a reasonable time before the Company mails its proxy materials for the current year. The notice must set forth information about the proposed nominee and the consent of the nominee, among other things.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid for the fiscal years ended June 30, 2006, 2005 and 2004 to the Company’s named executive officers, who are comprised of (1) the Company’s Chief Executive Officer and (2) four of the Company’s other most highly compensated executive officers whose total salary and bonus earned during the 2006 fiscal year exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation $	Securities Underlying Options(#)	All Other Compensation ($)

Michael G. Kantrowitz(1)	2006	349,960	105,456	(2)	300,000	1,551	(3)
Former President and Chief Executive Officer	2005	338,000	253,500		100,000	1,330	(3)
	2004	323,861	81,250		50,000	1,330	(3)

Eric N. Rubino	2006	269,200	54,080	(2)	207,000	1,395	(4)
Chief Operating Officer	2005	260,000	195,000		90,000	1,360	(4)
	2004	240,385	62,500		30,000	1,360	(4)

Keith D. Schneck(5)	2006	213,560	43,264	(2)	110,000	1,451	(6)
Executive Vice	2005	192,400	144,300		40,000	1,373	(6)
President	2004	185,000	46,250		—	1,182	(6)
and Chief Financial Officer

Roy Zatcoff(7)	2006	269,200	—	(2)	140,000	1,605	(8)
Former Executive Vice	2005	65,000	32,500		100,436	132
President of Marketing and Development

Peter Bolton(9)	2006	210,931	29,201	(2)	45,000	33,295	(10)
Executive Vice	2005	328,669	30,000		25,000	18,067	(10)
President of EMEA	2004	309,591	—		30,000	16,317	(10)

(1)

Mr. Kantrowitz resigned as President of the Company on July 12, 2006, and as Chief Executive Officer on October 30, 2006, and became Executive Chairman of the Board of the Company on October 30, 2006. As a result of his resignation, the Company and Mr. Kantrowitz entered into an agreement providing for his appointment as Executive Chairman and for severance benefits, as described under “Agreements with Executive Officers and Change in Control Agreements – Agreement with Former Chief Executive Officer.”

(2)	Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.

(3)

Consists of amounts contributed by the Company under its 401(k) Plan and the value of life insurance premiums of $551.00 in the 2006 fiscal year and $330 in each of the 2005 and 2004 fiscal years paid for the benefit of Mr. Kantrowitz.

(4)

Consists of amounts contributed by the Company under its 401(k) Plan and the value of life insurance premiums of $395.00 in the 2006 fiscal year and $360 in each of the 2005 and 2004 fiscal years paid for the benefit of Mr. Rubino.

(5)	Mr. Schneck became Executive Vice President and Chief Financial Officer on April 28, 2003.
(6)

Consists of amounts contributed by the Company under its 401(k) Plan and the value of life insurance premiums of $451.00 in the 2006 fiscal year, $373 in the 2005 fiscal year and $182.00 in the 2004 fiscal year paid for the benefit of Mr. Schneck.

(7)	Mr. Zatcoff became an executive officer on February 22, 2005 and resigned from his position effective on October 31, 2006.
(8)	Consists of amounts contributed by the Company under its 401(k) Plan and the value of life insurance premiums of $605.00 paid for the benefit of Mr. Zatcoff.
(9)

Mr. Bolton became an executive officer on August 4, 2004. Mr. Bolton’s compensation is paid in British pounds sterling and is reported in this table in U.S. dollars based on the average daily exchange rate in effect during the applicable fiscal year.

(10)	Consists of amounts contributed by the Company under its U.K. defined contribution plan.

Option Grants in 2006 Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates Stock Price Appreciation for Option Term (1)

Name	No. of Securities Underlying Options Granted (#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)

Michael G. Kantrowitz(3)	50,000	11.47	11.15	08/11/2015	350,609	888,511
Eric N. Rubino	20,000	4.59	11.15	08/11/2015	140,244	355,405
Keith D. Schneck	20,000	4.59	11.15	08/11/2015	140,244	355,405
Roy Zatcoff(4)	—	—	—	—	—	—
Peter Bolton	20,000	4.59	11.15	08/11/2015	140,244	355,405

(1)

These amounts, based on assumed appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

(2)	Represents options to acquire shares of common stock, which become exercisable in four equal annual installments beginning one year after the date of their grant.
(3)

Mr. Kantrowitz resigned as President of the Company on July 12, 2006, and as Chief Executive Officer on October 30, 2006, and became Executive Chairman of the Board of the Company effective on October 30, 2006.

(4)	Mr. Zatcoff became an executive officer on February 22, 2005, and resigned from his position effective on October 31, 2006.

Aggregated Option Exercises During 2006 Fiscal Year

and Fiscal Year-End Option Values

The following table provides information related to options exercised by the named executive officers during fiscal year 2006 and the number of the Company’s options held at fiscal year-end.

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(3)

Name			Exercisable(2)	Unexercisable	Exercisable	Unexercisable

Michael G. Kantrowitz(4)	10,000	188,200	175,000	125,000	75,750	284,250
Eric N. Rubino	98,000	880,444	113,250	93,750	—	279,900
Keith D. Schneck	25,000	300,012	41,250	68,750	95,100	177,600
Roy Zatcoff(5)	—	—	35,000	105,000	76,300	228,900
Peter Bolton	63,125	364,345	6,250	38,750	18,937	79,612

(1)	Represents the difference between the option exercise price and the market value of the Company’s common stock on the date of exercise.
(2)

On May 13, 2005, the Board of Directors of the Company, upon recommendation of the Compensation and Stock Option Committee, approved the acceleration of the vesting of “underwater” unvested stock options held by certain employees, including executive officers. A stock option was considered “underwater” if the option exercise price was greater than $14.00 per share. The closing price per share of the common stock ranged from approximately $8.26 to $12.23 during the six-month period prior to May 13, 2005. The following amounts of “underwater” options included in the column above were subject to acceleration and became exercisable on May 13, 2005 with respect to these named executive officers: Mr. Kantrowitz, 87,500; Mr. Rubino, 92,500; and Mr. Bolton, 32,500.

(3)	Value based on the closing price of $12.29 per share on June 30, 2006, less the option exercise price.
(4)	Mr. Kantrowitz resigned as President of the Company on July 12, 2006, and as Chief Executive Officer on October 30, 2006, and became Executive Chairman of the Board of the Company on October 30, 2006.
(5)	Mr. Zatcoff became an executive officer on February 22, 2005, and resigned from his position effective on October 31, 2006.

Equity Compensation Plan Information

The following table sets forth information about the shares of the Company’s common stock that may be issued as of June 30, 2006 upon the exercise of options under the 2004 Equity Incentive Plan (the “2004 Plan”) and the 1995 Stock Option Plan (the “1995 Plan”), which were approved by the stockholders, and shares that may be issued under options under the 2002 Stock Option Plan (the “2002 Plan”), which was not approved by the stockholders. As of September 30, 2006, there were 2,168,409 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $12.85, and with a weighted average remaining life of 7.96 years. As of September 30, 2006, there were 172,958 shares available for future issuance under those plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders(1)	1,647,019	12.67	392,520
Equity compensation plans not approved by security holders(2)	309,549	13.19	—

	1,956,568	12.75	392,520

(1)

The 2004 Plan, designed to provide equity compensation to certain of the Company’s employees, officers, directors and independent contractors, authorizes the grant of incentive and non-qualified options, stock appreciation rights, restricted shares and restricted share units. The 1995 Stock Option Plan, which was replaced by the 2004 Plan, authorized the granting of incentive and non-qualified stock options. The 1995 Plan was terminated on December 1, 2004 as to any shares available for future grant. Options granted under the 1995 Plan that terminate, expire or are canceled without having been exercised after December 1, 2004 will be available for grant under the 2004 Plan.

(2)

The 2002 Plan, which was designed to provide equity compensation to certain of the Company’s employees, officers, directors and independent contractors, authorized the granting of non-qualified stock options. A total of 700,000 shares were reserved for issuance under the 2002 Plan. The option price per share for any stock option granted under the 2002 Plan was not less than the last reported trade of the Company’s common stock on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System on the date of grant or the day immediately preceding the date of grant. Upon the occurrence of a change in control, as defined under the 2002 Plan, the Board of Directors or committee appointed by the Board to administer the plan may, on a case-by-case basis, provide for the individual vesting of any unvested stock options held by a plan participant. The 2002 Plan did not permit the granting of incentive stock options or provide for automatic grants of options to non-employee directors. The 2002 Plan was not approved by the Company’s stockholders and was terminated on December 1, 2004 as to any shares available for future grant. Options granted under the 2002 Plan that terminate, expire or are canceled without having been exercised after December 1, 2004 will be available for grant under the 2004 Plan.

Agreements with Executive Officers and Change in Control Arrangements

Employment Agreement with Chief Executive Officer

On October 30, 2006, the Company announced that Klaus P. Besier, the current President and a director of the Company, had been appointed Chief Executive Officer of the Company, effective on that date, succeeding Michael Kantrowitz, the then current Chief Executive Officer. The Board of Directors has not finalized the terms and conditions of Mr. Besier’s employment arrangement with the Company as Chief Executive Officer. The employment arrangement with Mr. Besier for the position of Chief Executive Officer, when finalized, will replace his previous letter of employment as President, dated July 12, 2006, and will be disclosed in a filing with the Securities and Exchange Commission on a Current Report on Form 8-K or a Quarterly Report on Form 10-Q.

Under his previous employment arrangement, Mr. Besier received an annual base salary of $325,000 and was eligible for an annual executive bonus of up to $162,500, based on quarterly and annual revenue and profitability goals and individual performance, upon the recommendation of the then Chief Executive Officer. The bonus was adjustable at the Compensation and Stock Option Committee’s discretion if the Company or Mr. Besier significantly exceeded or failed to achieve the goals. In addition, the Company granted to Mr. Besier stock options to purchase 250,000 shares of the Company’s common stock, which have a term of 10 years, vest in four equal annual installments commencing one year after grant and have an exercise price equal to the closing selling price of the common stock on the date of grant. In the event that Mr. Besier’s employment was terminated by the Company during or at the end of his first year of employment (commencing on July 12, 2006, the date on which he became President of the Company) for reasons other than cause, he would resign from his position on the Board and would receive severance payments for a period of six months, and any of his options that would have vested upon completion of his first year of employment would vest and become exercisable on his last day of employment. Additionally, under his letter of employment as President, Mr. Besier’s outstanding options would vest and become exercisable in the event of a change in control of the Company and, if he was not offered continued employment in connection with the change in control, Mr. Besier would be entitled to a continuation of salary and benefits for a period of one year and the payment of the average amount of his annual bonuses over the prior three-year period. In the event that Mr. Besier was offered a comparable position following a change in control, or he accepted employment in any other capacity offered by the acquirer, all of Mr. Besier’s outstanding stock options would vest and become exercisable one year after the change in control, provided that he was still working for the Company or the acquirer at that time.

Prior to becoming President of the Company, Mr. Besier and the Company entered into a consulting arrangement under which Mr. Besier provided services to the Company in connection with its strategic planning and initiatives. During the 2006 fiscal year, the Company paid to Mr. Besier approximately $27,000 for such services.

Agreements with the Former President and Chief Executive Officer

On October 30, 2006, Mr. Kantrowitz resigned from his position as Chief Executive Officer of the Company and entered into an agreement to assume the position of Executive Chairman of the Board of Directors. He had resigned from his position as President on July 12, 2006. Mr. Kantrowitz will receive a base salary equal to his current base salary as Chief Executive Officer and Company benefits (excluding any bonus and other incentive plans) and the use of a Company-provided automobile for a six-month period, and as agreed to by the parties thereafter, unless Mr. Kantrowitz’s services are terminated earlier by either Mr. Kantrowitz or the Company. Under the agreement, Mr. Kantrowitz will receive severance benefits equal to his salary, health benefits and use of his Company-provided automobile for a period of 18 months, payment of an amount equal to one and one-half times his average annual bonus earned over the prior three fiscal years as Chief Executive Officer of the Company and full vesting of all of his outstanding, unvested stock options, with a 12-month post vesting exercise period. The agreement also contains a non-competition and non-solicitation agreement during the 18-month period in which Mr. Kantrowitz is receiving severance benefits. In exchange for the consideration provided by the Company, Mr. Kantrowitz executed a general release of claims in favor of the Company. The Company executed a limited release of claims related to Mr. Kantrowitz’s performance of his employment duties in favor of Mr. Kantrowitz. Mr. Kantrowitz will continue to serve as a director of the Company.

In October 2005, the Company and Mr. Kantrowitz, then President and Chief Executive Officer, entered into an employment agreement which provided Mr. Kantrowitz with an initial annual salary of $351,520, an annual bonus of up to 75% of his base salary or greater at the option of, and as determined by, the Board of Directors, and an automobile, at the Company’s expense. Under the agreement, Mr. Kantrowitz was entitled to severance benefits equal to his salary and health benefits and use of his Company-provided automobile for a period of 18 months, and one and one-half times his average annual bonus earned over the prior three fiscal years in the event of his involuntary termination for reasons other than cause or upon any change in his then current position as Chief Executive Officer. Mr. Kantrowitz was also entitled to certain benefits, including salary continuation, in the event of a change of control in the Company. The agreement also contained a non-competition and non-solicitation agreement by Mr. Kantrowitz for the period during which payments were to be made by the Company or, if Mr. Kantrowitz was not entitled under the agreement to the payments described above for such 18-month period, for a period on six months after termination of his employment with the Company.

Change of Control and Separation Arrangements

Under their offers of employment with the Company, Mr. Rubino, Mr. Schneck, Mr. Bolton and James Kirby, the Company’s Vice President of Sales, Americas, since September 20, 2006, are entitled to a continuation of salary and the Company’s portion of any COBRA payments for a period of one year and the payment of the average amount of their respective annual bonuses over the prior three-year period if they are not offered continued employment in the event of a change in control of the Company. Additionally, Mr. Schneck’s outstanding options vest and become exercisable in the event of his termination in connection with a change in control.

Options granted under the Company’s the 2004 Equity Incentive Plan, 1995 Stock Option Plan and 2002 Non-Qualified Stock Option Plan contain provisions pursuant to which outstanding options granted under such plans may become fully vested and immediately exercisable upon a “change in control” as defined in such plans, subject to the discretion of the Compensation and Stock Option Committee.

On September 19, 2006, Mr. Roy Zatcoff resigned as Executive Vice President, Marketing and Development, effective October 31, 2006. In connection with Mr. Zatcoff’s resignation, the Company and Mr. Zatcoff entered into a separation agreement providing for the continuation of his base salary for a period of four months, payable over the Company’s normal payroll periods, and the payment of Mr. Zatcoff’s COBRA premiums to continue his health insurance coverage for the four-month period. In exchange for the consideration provided by the Company, Mr. Zatcoff executed a general release of claims in favor of the Company. The Company executed a limited release of claims related to Mr. Zatcoff’s performance of his employment duties in favor of Mr. Zatcoff.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (the “Committee”) of the Board of Directors, among other responsibilities, establishes the general compensation policies of the Company, determines specific compensation levels regarding salaries and incentive compensation of executive officers and approves the award of stock options and other equity compensation under the Company’s 2004 Equity Incentive Plan. The Committee currently consists of two non-employee and independent directors.

The Company’s compensation program includes annual salary and incentive compensation, consisting of bonuses and possible long-term incentives, in the form of stock options and other equity compensation, designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. In establishing total compensation each year, the Committee considers both individual and Company performance. The Committee also informally reviews compensation levels of companies that are known to the Committee members and published compensation data of other technology companies, although the Committee does not make formal comparisons with peer group companies. In making its determinations as to all executive officers other than the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.

Annual Compensation

Annual salary levels are established based upon job responsibility and an evaluation of individual and Company performance. The Committee’s policy is to review the Company’s performance, including the Company’s revenues and profitability, compared to goals, and the achievement of other operational goals, such as the introduction of new products, gains in market share, and strategic objectives such as entering geographic markets or acquisitions of businesses or technologies. In addition, the Committee considers an individual’s contribution to the Company’s performance. An individual’s performance is evaluated based upon the achievement of his or her specific goals and the Committee’s subjective judgment of his or her contributions to the achievement by the Company of its goals. As discussed above, the Committee also informally reviews compensation levels of other technology companies, including principal competitors of the Company, if available. The Committee does not assign relative weights to these factors and does not use specific criteria to evaluate individual performance, but instead makes a determination based upon all of the factors, the progress that the Company has made with respect to its goals and strategies and employee retention desirability and its impact on the success of the business.

During the 2006 fiscal year, the executive officers of the Company were eligible for incentive compensation under the Company’s Senior Officer Bonus Plan, consisting of bonuses, based principally on the Company achieving revenue and income targets. At the beginning of the fiscal year, the Committee set threshold levels for annual non-GAAP operating income, which were required to be attained for bonuses to be awarded. Under the 2006 Senior Officer Bonus Plan, each executive officer’s eligible bonus percentage to be awarded if the Company meets its operating income goal for the fiscal year, were initially set at the following percentages for each executive officer, as follows: Mr. Kantrowitz, 75%; Mr. Rubino, 50%; Mr. Schneck, 50%; Mr. Zatcoff, 50%; Mr. Bolton, 15%; and Wei Ching (Executive Vice President, Asia, from November 16, 2005 to the effectiveness of the termination of his employment with the Company on November 17, 2006), 50%. The target percentages were determined by the Committee after considering both the executive officer’s individual position and his ability to affect results as compared to the selected goals. The eligible bonus percentage may be adjusted upward or downward by the Committee if the Company’s operating income results for the fiscal year are higher or lower, as the case may be, than the previously established targets or based on the individual’s performance. The Company did not achieve 100% of the operating income performance goal for fiscal 2006 that had been established in accordance with the Plan. In its discretion, the Compensation Committee granted bonuses based on percentages of base salaries that were less than 100% of each individual’s target bonus percentage in accordance with the Plan, after taking into consideration the Company’s performance during fiscal 2006 and such individual’s contribution to that performance. The Compensation Committee approved cash bonuses under the bonus plan for each of the following executive officers: Mr. Kantrowitz, Mr. Rubino and Mr. Schneck were awarded bonuses equal to 40% of their target bonus percentages; and Mr. Bolton and Mr. Ching were awarded bonuses equal to 33% of their target bonus percentages.

Long-Term Compensation

During the 2006 fiscal year, long-term incentives were provided through the grant of stock options under the Company’s 2004 Equity Incentive Plan. The Committee reviewed and approved the participation of executive officers of the Company under the Company’s plan. The Committee has the authority to determine the individuals to whom stock options or other equity-based compensation are awarded, the terms of the awards and the number of shares subject to each award. Options typically vest in four equal annual installments beginning one year from the date of grant and are exercisable at an exercise price equal to or greater than the fair market value of the shares of common stock on the date of grant (which is generally the date of a regularly scheduled Committee meeting or the date of commencement of employment). Stock options typically have been granted to executive officers when the executive first joins the Company and periodically thereafter in connection with changes in the executive’s level of responsibilities, in connection with the executive’s past and anticipated future contributions to the Company and for other reasons at the Committee’s discretion. The size of option grants are generally based upon the executive officer’s level of responsibility, long-term growth in responsibility, and contribution to the achievement of the Company’s goals, considering both the number of options held by the individual and the individual’s position at the time of the new grant. Through the grant of stock options, the objective of aligning executive officers’ long-range interests with those of the stockholders is met by providing the executive officers with the opportunity to build a meaningful ownership interest in the Company. The Committee evaluates the individual’s and the Company’s performance and performance and stock data of similar technology companies, although it has not relied on formal comparisons, and exercises subjective judgment and discretion in view of this information and the Company’s general compensation policies and practices.

On May 13, 2005, the Board of Directors, upon recommendation of the Compensation and Stock Option Committee, approved the acceleration of the vesting of “underwater” unvested stock options held by certain employees of the Company, including executive officers. A stock option was considered “underwater” at the time if the option exercise price of the stock option was greater than $14.00 per share. The closing price per share of the common stock ranged from approximately $8.26 to $12.23 during the six-month period prior to May 13, 2005. Options to purchase approximately 532,376 shares became exercisable on May 13, 2005, representing approximately 23% of the total options outstanding, as a result of the vesting acceleration. Of those 532,376 options, approximately 70% were scheduled to vest over the next 18 months.

The decision to accelerate vesting of these underwater stock options was made by the Board primarily to preclude recognizing compensation cost in the Consolidated Statement of Income in the future upon the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which was adopted by the Company as of July 1, 2005. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the Company’s financial statements based on their fair values over the applicable vesting periods. Additionally, the Company believed that underwater stock options did not offer affected employees sufficient incentive when compared to the potential future compensation expense that would have been attributable to these stock options. The Board of Directors has reviewed the newly adopted requirements to expense stock options and has determined that it will continue to grant stock options as a form of long term compensation for employees because the Board believes stock options provide the most effective incentive to employees to remain with the Company and contribute to the continued improvement and growth of its operations.

Chief Executive Officer Compensation

In October 2005, the Company entered into an employment agreement with Mr. Kantrowitz, the Company’s former President and Chief Executive Officer, providing for an initial annual salary of $351,520 and an annual bonus of up to 75% of his base salary or greater at the option of, and as determined by, the Board of Directors. For the 2006 fiscal year, Mr. Kantrowitz’s base salary was increased to $355,875. The Committee determined the amount of his base salary increase after considering the Company’s revenue growth and profitability relative to 2005 fiscal year goals, gains in unit volume growth with respect to sales of the Company’s products and services, the Company’s success in acquiring technologies and businesses and integrating these into existing operations, the Company’s success in expanding international sales, marketing and development capabilities and the Company’s performance relative to an increase in spending on information technology. The Company also considered Mr. Kantrowitz’s contributions to the growth and performance of the Company in the areas described above, his ability to attract, motivate and retain qualified management level personnel and to develop a strategic vision for the future operations and direction of the Company, and the compensation level of chief executive officers at businesses of similar size, including comparable technology companies. At the end of the 2006 fiscal year, Mr. Kantrowitz was awarded a bonus of $105,456, equal to 30% of his base salary, based on the Company’s 2006 fiscal year operating income goal and Mr. Kantrowitz’s individual performance and contributions with respect to such goal in accordance with the Company’s 2006 Senior Officer Bonus Plan.

Deductibility of Executive Compensation

Federal tax laws impose requirements in order for compensation payable to certain executive officers to be fully deductible. The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of 1986, as amended (the “Code”), of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The foregoing report has been furnished by the Compensation and Stock Option Committee of the Board of Directors. The membership of the Committee for fiscal 2006 was, and the current membership is, as follows:

John P. Kirwin, III, Chairman

John M. Ryan

Klaus P. Besier (Resigned effective July 12, 2006)

CERTAIN TRANSACTIONS

During the 2006 fiscal year, the Company provided goods and services amounting to approximately $84,000 to 1-800-FLOWERS.COM, a public company of which Mr. McCann, a director of the Company, is President and a director and shareholder. The Company entered into this arrangement in the ordinary course of business and provided such goods and services to 1-800-FLOWERS.COM on a non-exclusive basis at arms-length negotiated rates. In addition, Mr. McCann was not directly involved with the negotiation or consummation of such arrangement. While any revenue, profits or other aspects of a business relationship with the Company may, of course, affect Mr. McCann’s overall compensation or value of his investment in 1-800-FLOWERS.COM, the Company does not believe that Mr. McCann receives or has received any compensation from 1-800-FLOWERS.COM that is directly linked to the Company-related business arrangement. The business relationship between the companies is not significant to the Company or 1-800-FLOWERS.COM, and the Company does not believe that any indirect interest that Mr. McCann may have with respect to such arrangement is material.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2006 fiscal year. The Audit Committee has also discussed and reviewed with the independent registered public accounting firm its judgment as to the quality of the Company’s application of U.S. generally accepted accounting principles and other such matters as required by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, which matters include, among other items, the conduct of the audit of the Company’s consolidated financial statements.

The Committee discussed with both the Company’s management and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee periodically met with management and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent registered public accounting firm its independence from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2006 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing in this Proxy Statement that the stockholders of the Company ratify the appointment of, KPMG LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Audit Committee of the Board or Directors

David D. Gathman, Chairman

John M. Ryan

Dennis Flanagan

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock for the period July 1, 2001 to June 30, 2006 with similar returns for the (i) S&P Information Technology Index and (ii) S&P 500 Index.

June 30	2001	2002	2003	2004	2005	2006

Neoware, Inc.	100.00	436.15	590.00	318.08	393.85	472.69
S & P 500	100.00	82.01	82.22	97.93	104.12	113.11
S & P Information Technology	100.00	60.97	65.54	82.19	79.30	79.95

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends.

Fiscal year ending June 30.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission reports about their beneficial ownership of the Company’s common stock. All such persons are required by the Commission to furnish the Company with copies of all reports that they file.

Based solely upon a review of the copies of such reports furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that during the fiscal year ended June 30, 2006, all of its officers, directors and persons who own more than ten percent of the Company’s common stock complied with all filing requirements applicable to them with the exception of Michael Kantrowitz, who failed to file on a timely basis one Form 4 regarding shares issued upon an exercise of an option pursuant to a Rule 10b5-1 plan. Mr. Kantrowitz filed a Form 4 one day after its due date to correct the failure to report the referenced transaction.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of the shares of common stock of the Company as of September 30, 2006 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Principal Stockholders	Number of Shares Beneficially Owned		Percentage Beneficially Owned

FMR Corp. 82 Devonshire Street Boston, MA 02109	2,970,111	(1)	15.0
Michael G. Kantrowitz	329,007	(2)	1.6
Klaus P. Besier	11,000	(2)		*
Dennis Flanagan	10,000	(2)		*
Christopher G. McCann	30,416	(2)		*
John M. Ryan	80,416	(2)		*
John P. Kirwin, III	37,416	(2)		*
David D. Gathman	38,016	(2)(3)		*
Eric N. Rubino	123,250	(2)		*
Roy J. Zatcoff	35,000	(2)		*
Keith D. Schneck	50,000	(2)		*
Peter Bolton	11,250	(2)		*
All executive officers and directors as a group (12 persons)	745,771	(2)	3.7

*	Less than 1%
(1)

FMR Corp. filed a Schedule 13G on August 10, 2006, upon which the Company has relied in making this disclosure. Fidelity Management & Research Company, an investment advisor to various investment companies that comprise the Fidelity Funds that own the shares of the Company’s common stock and a wholly-owned subsidiary of FMR Corp. beneficially owns 2,844,211 shares or 14.4% of the Company’s common stock. Edward C. Johnson III, Chairman of FMR Corp., along with other members of his family, collectively own 49% of the voting power of FMR Corp. The power to vote or direct the voting of the shares of common stock held by the Fidelity Funds resides with the board of trustees of the Fidelity Funds. FMR Corp. through its control of Fidelity Management & Research Company and the Fidelity Funds, and Mr. Johnson each has sole power to dispose of 2,844,211 shares.

(2)

Includes options exercisable within 60 days of September 30, 2006 to purchase the Company’s common stock issued pursuant to the Company’s 1995 Stock Option Plan, 2002 Non-Qualified Stock Option Plan or 2004 Equity Incentive Plan as follows: Mr. Kantrowitz, 187,500 shares; Mr. Besier, 10,000; Mr. Flanagan, 10,000; Mr. McCann, 30,416 shares; Mr. Ryan, 30,416; Mr. Kirwin, 27,916; Mr. Gathman, 35,416 shares; Mr. Rubino, 123,250 shares; Mr. Zatcoff, 35,000 shares; Mr. Schneck, 50,000 shares; Mr. Bolton, 11,250 and all executive officers and directors as a group, 576,164 shares.

(3)	Mr. Gathman beneficially owns 2,600 shares of common stock jointly with his wife.

PROPOSAL NO. 2

PROPOSAL TO APPROVE THE AMENDED AND RESTATED

2004 EQUITY INCENTIVE PLAN

At the Meeting, a proposal will be presented to approve amendments to and a restatement of the Company’s 2004 Equity Incentive Plan (the “2004 Plan” and as so amended and restated, the “Amended and Restated 2004 Plan”). The full text of the Plan, as proposed to be amended and restated, is attached as Appendix B. The following summary is subject to and qualified in its entirety by reference to Appendix B. The amendments provide for an increase in the aggregate number of shares of common stock reserved for issuance from 1,500,000 shares to 2,700,000 shares, and for the modifications discussed below. In addition to such shares reserved for issuance under the 2004 Plan, the 2004 Plan includes shares subject to outstanding options under the 1995 Stock Option Plan (“1995 Plan”) and the 2002 Non-Qualified Stock Option Plan (the “2002 Plan”) if such options terminate, expire or are canceled without having been exercised. As of September 30, 2006, 571,026 shares are subject to such outstanding options. As of the date hereof, 1,512,131 options are outstanding under the 2004 Plan.

The amendments to the 2004 Plan will modify the 2004 Plan as follows:

•	Section 5.1 will be modified to change the maximum number of shares available for issuance under the 2004 Plan from 1,500,000 to 2,700,000;
•	Section 5.1 will be modified to provide that no more than 300,000 shares may be issued as restricted share awards;
•

Section 5.3 will be modified to provide that shares may not again be made available for issuance as awards under the 2004 Plan if they are exchanged or withheld to pay the exercise price of an award or to satisfy withholding tax obligations related to an outstanding award, or are retained or repurchased by the Company under certain other circumstances; and

•

Sections 10.1 and 11 will be modified to permit up to 120,000 shares to be issued as restricted shares and restricted share units with vesting based on continued employment or the passage of time over a period of less than one year.

In October 2006, the Board of Directors adopted the amendments to and restatement of the 2004 Plan, subject to stockholder approval. The Board of Directors believes that an equity-based compensation program, under which the Company may grant equity-based awards to its directors, executives and a broad-based category of employees, is an integral component of its compensation program and success, and allows the Company to support its strategy of growth by recruiting and retaining valuable employees of the Company and by strengthening the identity of interests between employees and the Company. In particular, the Company’s equity-based compensation program can be critical in retaining employees upon the consummation of acquisitions, in attracting committed directors and in recruiting employees and executives from companies with higher salary structures. The Board of Directors believes that the amendments to, and restatement of, the 2004 Plan are appropriate for a company of the Company’s size in the computer industry, and with its growth strategy, and is in the best interests of the Company and its stockholders. Accordingly, the Board of Directors believes that the approval of the Amended and Restated 2004 Plan is necessary to meet these objectives.

Vote Required for Approval

To be adopted, the Amended and Restated 2004 Plan must be approved by a majority of the outstanding shares of common stock present or represented and entitled to vote at the meeting and, under the rules of the NASDAQ Stock Market, by a majority of the total votes cast on the proposal in person or by proxy. Under the rules of the New York Stock Exchange, brokers will not be permitted to vote in favor of this matter unless the beneficial owner has provided specific voting instructions. Therefore, it is important that all stockholders consider and vote on this matter.

The Board unanimously recommends a vote FOR the adoption of the Amended and Restated 2004 Plan.

Description of the Amended and Restated 2004 Plan

Shares Subject to the Amended and Restated 2004 Plan

The Amended and Restated 2004 Plan authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares and restricted share units. A total of 2,700,000 shares of common stock (subject to adjustment as discussed below) have been reserved for issuance under awards to be granted under the Amended and Restated 2004 Plan. In addition, as of September 30, 2006, the 2004 Plan also includes (and the amended and restated 2004 Plan will include) up to 571,026 shares subject to options outstanding under the 1995 Plan and the 2002 Plan that terminate, expire or are canceled without having been exercised. Any of those shares may be subject to incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted shares units or any combination of any of them, subject to the limitation on the number of restrictive shares that may be issued under the Amended and Restated 2004 Plan. On October 23, 2006, the last sale price of the common stock on the NASDAQ Global Market was $12.45 per share.

The number of shares that are considered issued under the Amended and Restated 2004 Plan equal the number of shares issued upon exercise or settlement of an award and do not include the number of shares returned to the Company upon termination, cancellation, expiration, forfeiture or surrender of an award. However, any shares retained by the Company upon the vesting, exercise or redemption of an award to pay the exercise price of an award or to satisfy withholding tax obligations related to an award will be treated as issued and will not be available under the Amended and Restated 2004 Plan. In addition, any shares that are repurchased by the Company will not be available for future grant. Similarly, any shares subject to awards of stock appreciation rights or restricted share units will, upon any distribution in respect of such awards, be treated as issued and will not be available under the Amended and Restated 2004 Plan, whether the distribution is paid in cash or shares.

Eligibility

Those persons who are employees, officers, directors and consultants of the Company are eligible to be selected by the committee of independent members of the Board of Directors that administers the Amended and Restated 2004 Plan. In addition to being eligible to receive awards under the Amended and Restated 2004 Plan generally, non-employee directors are eligible to receive automatic grants of options upon the occurrence of each Annual Meeting at which they serve as a director, including the first Annual Meeting at which they are first elected to the Board of Directors. The committee makes the selections with respect to non-automatic grants of awards to non-employee directors, subject to ratification by the Board. As of September 30, 2006, there were approximately 186 employees and five non-employee directors who were eligible to participate in the 2004 Plan. In any given year, no person may be granted stock options or stock appreciation rights with respect to more than 500,000 shares of common stock and restricted share and restricted share units with respect to more than 250,000 shares of common stock under the Amended and Restated 2004 Plan. In addition, no non-employee director may receive awards under the Amended and Restated 2004 Plan in any given year (not including automatic grants of options under the Amended and Restated 2004 Plan) with respect to more than 100,000 shares of common stock.

Administration

The Amended and Restated 2004 Plan is administered by the Compensation and Stock Option Committee (the “Committee”), which currently is comprised of two non-employee, independent members of the Board of Directors. Discretionary grants of options to non-employee directors must be ratified by the Board of Directors. The Committee in its sole discretion determines the eligible persons to be granted awards and the number of shares subject thereto, subject to certain limitations in the Amended and Restated 2004 Plan. In addition, the determinations and the interpretation and construction of any provision of the Amended and Restated 2004 Plan by the Committee is final and conclusive.

Stock Options and Stock Appreciation Rights

The Committee has complete discretion to determine:

•	Which eligible individuals are to receive option grants or stock appreciation rights;
•	The time or times when option and stock appreciation rights grants are to be made;
•	Subject to the plan limitations, the number of shares subject to, and the vesting schedule for, each option grant and stock appreciation right;
•	The designation of each stock option as either an incentive or a non-qualified stock option;
•

The maximum term for which each option grant and stock appreciation right is to remain outstanding, which term may not exceed ten years, and for an incentive stock option granted to a person who owns more than 10% of the voting power of the Company may not exceed five years; and

•

The exercise price for each option and stock appreciation right, which may not be less than 100% of the fair market value of the stock on the date of grant. If the recipient of an incentive stock option owns more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value on the date of grant.

The Internal Revenue Code (the “Code”) allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is granted to an optionee who fails to meet the criteria for an incentive stock option must be treated as a non-qualified stock option.

Under the terms of the Amended and Restated 2004 Plan, the Committee may not cancel outstanding options under the Amended and Restated 2004 Plan in return for the grant of new options for the same or different number of option shares unless such repricing is approved by the stockholders.

The exercise price of an option may be paid in cash, certified or cashier’s check, by money order, personal check, the delivery of already owned common stock having a fair market value equal to the exercise price, or by the use of the cashless exercise features of the Amended and Restated 2004 Plan, provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he or she shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of an option.

No incentive stock option granted under the Amended and Restated 2004 Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may grant nonqualified stock options that are transferable without consideration, to immediate family members.

The Committee, in its sole discretion, may limit the optionee’s right to exercise all or any portion of an option until one or more dates subsequent to the date of grant. The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an option may be exercised.

If the employment of a holder of stock appreciation rights or outstanding options under the Amended and Restated 2004 Plan is terminated for cause, all rights of such employee under the Amended and Restated 2004 Plan cease and the options or stock appreciation rights granted to such person become null and void for all purposes. The Amended and Restated 2004 Plan further provides that in most instances an option or stock appreciation right must be exercised by the holder within 90 days after the termination of such holder’s employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such option or stock appreciation right was exercisable on the date of such termination. Generally, if a holder’s termination of employment is due to mental or physical disability, the holder will have the right to exercise the option or stock appreciation right (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the holder suffers the mental or physical disability. If a holder dies while actively employed by the Company, the option or stock appreciation right may be exercised (to the extent otherwise exercisable on the date of death) within the 12-month period, or such lesser period as determined by the Committee, of the date of the holder’s death by the holder’s legal representative or persons to whom the option or stock appreciation right is transferred. In the event of a holder’s death or termination, other than for cause, in its sole discretion, the Committee may provide on a case-by-case basis that options or stock appreciation rights may be immediately exercisable for the total remaining number of shares covered by the options or stock appreciation rights and may extend (up to the specified expiration date of the option or stock appreciation right) the period of time for which the option or stock appreciation right is exercisable.

Each stock appreciation right issued under the Amended and Restated 2004 Plan entitles the holder to surrender the stock appreciation right for a distribution from the Company equal to the fair market value of a share of common stock less the exercise price of the stock appreciation right. The distribution may be made in cash or in shares of common stock, as determined by the Committee.

Qualifying Performance Criteria

Qualifying Performance Criteria means any one of more of the performance criteria listed below, either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, either GAAP or non-GAAP, if applicable to the criteria, in each case as specified by the Committee in the award agreement. The performance criteria may be (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of a peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Committee.

Automatic Non-Employee Director Option Grants

Under the Amended and Restated 2004 Plan, each non-employee director, on the date he or she is first elected or appointed to the Board of Directors, automatically is granted an option to purchase 10,000 shares of common stock. In addition, upon each annual re-election to the Board, each non-employee director with at least six months of Board service automatically is granted an option to purchase an additional 7,500 shares of common stock.

The Committee does not exercise any administrative discretion with respect to these automatic option grants. Each initial automatic grant vests and is exercisable upon the director’s completion of six months of service on the Board of Directors. The shares subject to each additional automatic option grant vest and becomes exercisable in two successive equal, semi-annual installments over the director’s initial one-year period of Board service. Each option will have a term of 10 years, subject to earlier termination following the director’s cessation of service on the Board.

Restricted Shares and Restricted Share Units

The Committee may grant restricted shares and restricted share units to eligible employees and directors under the Amended and Restated 2004 Plan. A restricted share is a share of the Company’s common stock that is subject to restrictions as determined by the Committee. A restricted share unit entitles the holder to a distribution from the Company equal to the fair market value of a share of the Company’s common stock subject to restrictions as determined by the Committee. The Committee also has complete discretion to determine:

•	Which eligible individuals are to receive restricted shares and restricted share units;
•	The time or times when grants of restricted shares and restricted share units are to be made;
•	The consideration, if any, to be paid for the restricted shares; and
•	The number of shares subject to restricted shares and restricted share units, provided that no more than 300,000 shares may be issued as restricted share awards.

The restrictions applicable to restricted shares and restricted share units may lapse in one or more installments over a period of service, may lapse upon the attainment by the Company and or the holder of certain performance milestones determined by the Committee or upon some combination of the holder’s serving for some period and the attainment of established performance goals. Restricted shares and restricted share units will not vest in less than three years, provided that up to 120,000 shares issuable under the Amended and Restated 2004 Plan may be granted as restricted shares or restricted share units with vesting based on continued employment or the passage of time over less than one year. Vesting for restricted shares and restricted share units based on the achievement of performance criteria will not vest in less than one year. Notwithstanding the foregoing restrictions on vesting, vesting for such awards may be otherwise determined by the committee upon a change in control or upon the participant’s death or termination of service, other than for cause.

Corporate Transactions

If the Company is a party to certain corporate transactions, including certain mergers or asset sales, the Board may, in its sole and absolute discretion and without the need for the consent of any optionee or other award holder, take one or more of the following actions contingent upon the occurrence of the transaction:

•	Cause any or all outstanding stock options and stock appreciation rights held by plan participants affected by the transaction to become fully vested and immediately exercisable;
•

Cause the restrictions on any or all outstanding restricted shares and restricted share units held by participants affected by the transaction to lapse and for the restricted shares and restricted share units to become non-forfeitable;

•	Cancel any award held by a participant affected by the transaction in exchange for a similar award related to the common stock of any successor corporation; and

•	Cancel or redeem any or all awards held by participants affected by the transaction for cash and/or other substitute consideration.

Options granted prior to December 5, 2001 currently outstanding under the 1995 Plan contain different provisions for acceleration of vesting in connection with a change in control of the Company. Such options will, under certain circumstances, automatically vest in full upon certain corporate transactions. For options granted after December 5, 2001 under the 1995 Plan, and under the 2002 Plan, the Committee has the discretion to accelerate vesting and exercisability of stock options in the event of a change in control.

Amendment and Termination of the Amended and Restated 2004 Plan

Except as discussed below, the Board has complete and exclusive power and authority to amend or modify the Amended and Restated 2004 Plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of awards outstanding under the plan at the time, without the consent of the award holder. In addition, the Board may not, without stockholder approval, amend the Amended and Restated 2004 Plan to:

•

Increase the maximum number of shares issuable under the plan, or the maximum amount of shares for which any one individual participating in the plan may be granted stock options, stock appreciation rights, restricted shares or restricted share units for any given year;

•	Materially modify the eligibility requirements for participation;
•	Otherwise materially increase the benefits accruing to participants; or
•

Other than in connection with an adjustment under Section5.4 of the Amended and Restated 2004 Plan, reduce the exercise price of outstanding options (including canceling previously awarded options and re-granting them at a lower price).

The Amended and Restated 2004 Plan will terminate on the date that is 10 years after stockholder approval of the 2004 Plan or earlier at such time that all shares available for issuance under the Amended and Restated 2004 Plan have been issued.

Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences of the stock option plan based on the Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state, or local income tax consequences of participation in the stock option plan.

Grants of Options

Under current tax laws, the grant of a stock option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

Exercise of Nonqualified Options and Subsequent Sale of Stock

Upon the exercise of a nonqualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the Company’s common stock received over the exercise price. The taxable income recognized upon exercise of a nonqualified stock option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the common stock received upon the exercise of an nonqualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the common stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

Exercise of Incentive Stock Options and Subsequent Sale of Stock

The exercise of an incentive stock option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the common stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of the Company’s common stock acquired upon the exercise of an incentive stock option in payment of the exercise price of an option before the expiration of the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent sale of the shares of the Company’s common stock received upon exercise of an incentive stock option, the optionee generally will recognize long-term gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.

If an option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Company’s common stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value on the Company’s common stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee’s holding period for such shares.

Notwithstanding the favorable tax treatment of incentive stock options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive stock option is generally treated in the same manner as a nonqualified stock option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an incentive stock option is exercised an amount equal to the excess of the fair market value of the Company’s common stock received as of the date of exercise over the exercise price. If, however, an optionee disposes of the Company’s common stock acquired upon the exercise of an incentive stock option in the same calendar year as the exercise in a disqualifying disposition, in which a loss, if sustained, would otherwise be recognizable under the Code, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Stock Appreciation Rights

A recipient of a stock appreciation right will not recognize any income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the recipient will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of common stock received upon such exercise, and the Company generally will be entitled to a corresponding federal income tax deduction. When the recipient sells shares acquired upon the exercise of a stock appreciation right, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized at the time of exercise of the stock appreciation right.

Restricted Shares

A recipient of restricted shares normally will not recognize taxable income upon the grant of the shares, and the Company will not be entitled to a corresponding federal income tax deduction. When the shares either are transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income, and the Company generally will be entitled to a corresponding federal income tax deduction. The amount of the ordinary compensation income will be equal to the difference between (i) the fair market value of the common stock as of the earlier of the lapse of restriction on transfer or risk of forfeiture and (ii) any amount paid by the recipient for the shares. Upon the recipient’s sale of shares of common stock that were issued as restricted shares, the recipient will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the recipient’s adjusted tax basis in the shares of common stock. The recipient’s adjusted tax basis in the shares of common stock is equal to the amount, if any, paid by the recipient for the shares, plus the amount of ordinary income recognized by the recipient upon the lapse of the restrictions applicable to the shares. Short term or long term capital gain treatment will depend upon the length of time the recipient of the stock holds the shares following the earlier of the lapse of restriction on transfer or risk of forfeiture.

A recipient may elect to recognize ordinary compensation income in the year the restricted shares are awarded to him or her, despite the restrictions on the shares, and, if such an election is made, the Company generally will be entitled to a corresponding federal income tax deduction at that time. The amount of ordinary compensation income recognized in connection with such an election will be equal to the difference between the fair market value of the common stock at the time of grant and any amount paid for the shares. If an election is made to accelerate recognition of compensation income, the holding period of the restricted shares for capital gains purposes will begin on the day immediately following the date on which the Company transferred the restricted shares to the recipient. If such an election is made, there generally are no federal income tax consequences to the restricted share recipient or to the Company upon the lapse of restrictions on the restricted shares.

Restricted Share Units

A recipient of a restricted share unit will not recognize any income upon the grant of a restricted share unit. When payment in respect of a restricted share unit is made, the recipient will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of common stock received, and the Company generally will be entitled to a corresponding federal income tax deduction. When the recipient sells any shares acquired as payment in respect of restricted share units, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized in connection with the initial receipt of the shares.

Payment of Withholding Taxes

The Company’s obligation to deliver shares of common stock on account of exercise of any stock option or stock appreciation right or any restricted share or restricted share unit grant, and the Company’s obligation to pay any other amounts under the Amended and Restated 2004 Plan, is subject to the satisfaction of all applicable income and employment tax withholding requirements.

Plan Benefits

Except as described below, no determination has been made as to the number of options or other awards that may be allocated to the individuals named in the Summary Compensation Table, nominees for election as directors, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the adoption of the Amended and Restated 2004 Plan.

The Amended and Restated 2004 Plan provides for automatic grants of options to non-employee directors of the Company. Directors automatically receive options for 10,000 shares of common stock upon becoming directors and options for 7,500 shares of common stock upon the occurrence of each Annual Meeting thereafter.

The following table summarizes option grants made under the 2004 Plan during fiscal year 2006 to:

•	the executive officers named in the Summary Compensation Table;
•	all current executive officers as a group;
•	all current directors who are not executive officers as a group;
•	each Board nominee;
•	all other employees as a group; and
•	each other person who received five percent (5%) of such options.

Name and position of individual	Securities underlying options granted (#)	Weighted average exercise price per share ($/sh)

Michael G. Kantrowitz (1)	50,000	11.15
Former President and Chief Executive Officer
Eric N. Rubino	20,000	11.15
Chief Operating Officer
Keith D. Schneck	20,000	11.15
Executive Vice President and Chief Operating Officer
Roy Zatcoff	—	—
Executive Vice President of Marketing and Development
Peter Bolton	20,000	11.15
Executive Vice President, EMEA
Christopher G. McCann	7,500	22.04
Director
John M. Ryan	7,500	22.04
Director
John P. Kirwin, III	7,500	22.04
Director
David D. Gathman	7,500	22.04
Director
Klaus Besier	10,000	22.04
Director
Dennis Flanagan	10,000	22.04
Director
All current executive officers as a group	210,000	14.95
All current directors who are not executive officers as a group	50,000	22.04
All other employees (including all current officers who are not executive officers) as a group	187,415	14.57

(1)	Mr. Kantrowitz resigned as President of the Company on July 12, 2006, and as Chief Executive Officer on October 30, 2006, and became Executive Chairman of the Board of the Company on October 30, 2006.

The Board of Directors unanimously recommends that you vote FOR the Amended and Restated 2004 Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. The Board of Directors has proposed that the stockholders ratify the selection of KPMG LLP. The Company has requested that a representative of KPMG LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

Audit and Non-Audit Fees

The following table shows the fees billed to the Company by its independent registered public accounting firm for services provided to the Company during the 2005 and 2004 fiscal years:

	2006	2005

Audit Fees	$614,781	$545,730
Audit-Related Fees	$—	$—
Tax Fees	$61,232	$37,000
All Other Fees	$13,538	$43,243
•

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s quarterly report on Forms 10-Q and work associated with issuing the independent registered accounting firm’s audit report on the Company’s internal controls over financial reporting.

•

Audit-Related Fees consist of services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees.” In the 2006 and 2005 fiscal years there were no Audit-Related Fees paid to the Company’s independent registered public accounting firm.

•

Tax Fees consist of professional services rendered by the independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and tax advice.

•

All Other Fees in the 2006 and 2005 fiscal years paid to the independent registered public accounting firm primarily consist of pre-acquisition financial due diligence investigations and work associated with the Company’s preliminary prospectus supplement filed with the Securities and Exchange commission on February 7, 2006.

The Audit Committee considered whether the services provided above are compatible with maintaining the independence of the independent registered public accounting firm.

Audit Committee Pre-Approval of Services and Fees

The Audit Committee’s procedure is to review all proposed audit and non-audit services to be provided by the independent registered public accounting firm and, before engaging the independent registered public accounting firm, pre-approve the performance of such services and related fees. Any fee amounts pre-approved for the audit and audit-related services are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. The independent registered public accounting firm and management must report to the Audit Committee actual fees versus those pre-approved periodically throughout the fiscal year.

The Audit Committee has considered the above non-audit services and has determined that the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm. All services rendered by KPMG LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for the 2006 fiscal year.

In the 2006 fiscal year, there were no fees paid to KPMG LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

STOCKHOLDER PROPOSALS FOR

NEXT ANNUAL MEETING

Any properly submitted proposal which a stockholder intends to present at the next Annual Meeting of Stockholders must be received by the Company by June 28, 2007 if it is to be included in the Company’s proxy statement and form of proxy relating to the next Annual Meeting.

Stockholders who wish to submit a proposal for consideration at the Company’s next Annual Meeting of Stockholders, but who do not wish to submit the proposal for inclusion in the Company’s proxy statement, must deliver a written copy of such proposal in accordance with the Company’s bylaws no later than September 10, 2007.

2

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by Neoware, Inc. and its subsidiaries (the “Company”) to its stockholders, its potential stockholders and the investment community, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s financial management and independent auditors.

Membership

The Audit Committee shall consist of at least three and no more than six directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall satisfy the membership requirements of Section 10A of the Securities Exchange Act, the NASDAQ National listing standards and any other regulatory requirements. The members and the chair of the Audit Committee shall be appointed by the Board.

Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communications, the Audit Committee shall meet at least quarterly with the Company’s Chief Financial Officer and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall regularly update the Board regarding the Audit Committee’s activities. Minutes of all Audit Committee meetings shall be submitted to the Board, or the Audit Committee shall report to the Board at each Board meeting following a meeting of the Audit Committee.

Responsibilities

The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management and the independent auditors, have more time, knowledge and detailed information regarding the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not conducting any audits and is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditors’ work. These are the responsibilities of management and the independent auditors.

Independent Auditors

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The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing the audit report or related work. The Audit Committee shall have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors (including the scope and plan of the work to be done by the independent auditors) and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee shall consult with management and the Company’s financial management but shall not delegate these responsibilities.

•	The Audit Committee shall annually review the performance (effectiveness, objectivity and independence) of the independent auditors, including the lead audit partner.
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The Audit Committee shall request and receive on an annual basis a written statement from the independent auditors, as required by Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company. Additionally, the Audit Committee shall discuss with the independent auditors any disclosed relationships or services that may affect the objectivity or independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

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At least annually, the Audit Committee shall obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

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The Audit Committee shall confirm that the lead audit partner and the audit partner responsible for reviewing the audit has not performed audit services for the Company in each of the five previous fiscal years.

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The Audit Committee shall review and discuss reports from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Reporting and Reviews

With respect to annual financial statements:

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The Audit Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.
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The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock market listing requirements or rules.

With respect to quarterly financial statements:

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The Audit Committee shall review and discuss with management and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board, if appropriate, that the Company’s quarterly financial statements be included in the Company’s Quarterly Report on Form 10-Q.

Annual reviews:

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The Audit Committee shall discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

Periodic reviews:

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The Audit Committee shall periodically review separately with each of management and the independent auditors (a) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

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The Audit Committee shall periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

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The Audit Committee shall consider significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management. The Audit Committee shall also review with the independent auditors and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

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The Audit Committee shall review and discuss with management and the independent auditors and the Company’s independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.

Discussions with Management

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The Audit Committee shall review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

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The Audit Committee shall review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

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The Audit Committee shall review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

Internal Control over Financial Reporting

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The Audit Committee shall review, based upon the recommendation of the independent auditors and financial management, the scope and plan of the work to be done by financial management and discuss the responsibilities, budget and staffing needs of financial management.

•	The Audit Committee shall review on an annual basis the performance of financial management.
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In consultation with the independent auditors and financial management, the Audit Committee shall review the adequacy of the Company’s internal control over financial reporting designed to ensure compliance with laws and regulations, and any special audit steps adopted in response to any material control deficiencies.

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The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

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The Audit Committee shall review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the independent auditors’ attestation, and report, on the assessment made by management.

Other

•	The Audit Committee shall review and approve all related-party transactions.
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The Audit Committee shall review and approve (a) any change or waiver in the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

•	The Audit Committee shall establish a policy addressing the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.
•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.
•	The Audit Committee shall review its own performance annually.
•	The Audit Committee shall have authority to conduct and authorize investigations into any matter within the scope of its responsibilities.
•	The Audit Committee shall take such other action, within the scope of the foregoing, the Company’s by-laws and governing law, as the Audit Committee or the Board shall deem appropriate.

Resources

The Audit Committee shall have the authority to retain independent legal accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall have full access to all books, records and facilities of the Company.

The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.

APPENDIX B

AMENDED AND RESTATED NEOWARE, INC.

2004 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan; Effective Date.

1.1. Purpose. This Amended and Restated 2004 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Neoware, Inc., a Delaware corporation (the “Company”), by: (a) enabling the Company and its subsidiaries to recruit and retain highly qualified employees, directors and consultants; (b) providing those employees, directors and consultants with an incentive for productivity; and (c) providing those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

1.2 Effective Date. The Plan was approved by the Board on October 19, 2004 and became effective immediately upon its adoption by the stockholders of the Company. The date of its approval by the stockholders is hereby designated the “Plan Effective Date.”

Section 2. Definitions. For the purposes of the Plan, the following definitions shall be in effect:

2.1. Award: a grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the provisions of the Plan.

2.2. Award Agreement: with respect to any particular Award, the written document that sets forth the terms of that Award.

2.3. Board: the Company’s Board of Directors.

2.4. Change in Control: a change in ownership or control of the Company effected through any of the following transactions:

2.4.1. the direct or indirect acquisition by any person or related group of persons (other than the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities;

2.4.2. a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period, or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

2.4.3. the consummation of any consolidation, share exchange or merger of the Company (a) in which the stockholders of the Company immediately prior to such transaction do not own at least a majority of the voting power of the entity which survives/results from that transaction, or (b) in which a stockholder of the Company who does not own a majority of the voting stock of the Company immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction; or

2.4.4. the liquidation or dissolution of the Company or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, including stock held in subsidiary corporations or interests held in subsidiary ventures.

2.5. Code: the Internal Revenue Code of 1986, as amended.

2.6 Committee: the committee appointed by the Board to administer and interpret the Plan in accordance with Section 3.1.

2.7. Common Stock: shares of the Company’s common stock.

2.8 Employee: an individual who performs services while in the employ of the Company or any of its Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

2.9. Exchange Act: the Securities Exchange Act of 1934, as amended.

2.10 Exercise Date: the date on which all conditions for exercise, including without limitation the giving of written notice to the Company and payment of the exercise price, have been satisfied.

2.11 Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

2.11.1. NASDAQ. If the Common Stock is at the time traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by NASDAQ on the Nasdaq Global Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

2.11.2 Other National Securities Exchange. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

2.11.3 Not Publicly Traded. If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq Global Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Committee in its sole and absolute discretion.

2.12. Incentive Stock Option: an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.13. Misconduct: (a) the commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or of any Subsidiary, (c) any failure to perform any specific lawful direction of the Company’s Board or officers of the Company, (d) any refusal or neglect to perform such individual’s duties in connection with his or her employment, (e) any conviction of, or entering of a plea of nolo contendere to, a crime which constitutes a felony, or (f) any other misconduct by such individual adversely affecting the business or affairs of the Company, each as determined by the Committee in its sole and absolute discretion; provided, however that if a Participant and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “misconduct,” “cause” or another similar term, then with respect to that Participant, “Misconduct” shall have the meaning ascribed to such term in that agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of any Participant or other individual in the Service of the Company.

2.14. Non-Qualified Option: an Option that is not an Incentive Stock Option.

2.15. Option: an option to purchase shares of Common Stock (including Restricted Shares, if the Committee so determines) granted pursuant to Section 6, 7 or 8 hereof.

2.16. Optionee: a person to whom an Option is granted under the Plan.

2.17. Participant: a person who is issued an Award under the Plan.

2.18. Permanent Disability: a permanent and total disability as defined in Section 22(e)(3) of the Code.

2.19 Qualifying Performance Criteria: the performance criteria set forth in Section 13.3.2.

2.20. Restricted Shares: shares that are granted under and subject to restrictions pursuant to Section 10 of the Plan.

2.21. Restricted Share Unit: a right granted under and subject to restrictions pursuant to Section 11 of the Plan.

2.22. SAR: a stock appreciation right granted under and described in Section 9 of the Plan.

2.23. Service: the performance of services on a periodic basis for the Company (or any Subsidiary) in the capacity of an Employee, a non-employee member of the Board or an independent consultant, except to the extent otherwise specifically provided in the applicable Award Agreement.

2.24. Subsidiary: each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25 Ten Percent Stockholder: a stockholder owning 10% or more of the total combined voting power of all classes of stock of the Company or any related corporation of the Company.

Section 3. Administration of the Plan.

3.1. The Committee. The Board shall appoint a Committee to administer and interpret the Plan. The Committee shall consist of two or more Board members, each of whom is “independent” as defined in the rules of the Nasdaq Stock Market, is an “outside director” as defined under Code Section 162(m) and related Treasury Regulations and may be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. Members of the Committee shall serve for such period as the Board may decide. The Committee shall have full power and authority (subject to the express provisions of the Plan, including without limitation Sections 3.2, 3.3 and 3.4 below) to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Award thereunder as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties. No member of the Board, or delegate thereof, will be liable for any good faith determination or act in connection with the Plan or any Award.

3.2. Delegation of Authority. The Board may appoint one or more officers of the Company, Board members, or a committee of officers and/or Board members to act individually or jointly, as set forth in the delegating resolution. To the extent permitted in accordance with Section 157 of the Delaware General Corporation Law and within the limits established by the Board at the time of the delegation, each such person shall have the authority to grant Awards to Participants who are not subject, as a result of their relationship to the Company or ownership of the Company’s securities, to Section 16 of the Exchange Act, and solely with respect to any Awards so granted, references in the Plan to the Committee will be deemed also to refer to such persons to whom authority has been granted.

3.3. Approval of Discretionary Director Grants. The Board must ratify any grants of Awards under the Plan (other than those made pursuant to Section 7) to any non-employee Board member.

3.4. Administration of Non-Employee Director Grants. Administration of the grants made pursuant to Section 7 of the Plan shall be self-executing, and the Committee shall exercise no discretionary functions with respect to such option grants. Administration of discretionary grants made to non-employee Board members under Section 8 shall be administered by the Committee, subject to Section 3.3.

Section 4. Eligibility.

4.1. Eligible Persons. Subject to the terms of the Plan, the persons eligible to participate in the Plan shall be limited to the following:

4.1.1 officers and other Employees of the Company (or any Subsidiary);

4.1.2. non-employee members of the Board and the non-employee members of the board of directors of any Subsidiary; and

4.1.3. consultants who provide Services to the Company (or any Subsidiary), provided such Services are not in connection with the offer or sale of securities in a capital-raising transaction.

4.2. Determination of Eligibility. Subject to the terms of the Plan, the Committee and, to the extent consistent with the Plan and the Board’s delegation, the persons to whom authority has been delegated under Section 3.2, shall have full authority to determine which eligible individuals are to receive Awards.

Section 5. Stock Subject to the Plan

5.1. Number of Shares Available for Grant. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 2,700,000 shares, plus up to an aggregate maximum of 1,750,000 shares subject to options outstanding as of December 1, 2004 under the Company’s 1995 Stock Option Plan and 2002 Non-Qualified Stock Option Plan that terminate, expire or are canceled without having been exercised on or after December 1, 2004, subject to adjustment from time to time in accordance with the provisions of Section 5.4. The maximum number of shares that may be issued under the Plan as Restricted Shares shall not exceed 300,000 shares.

5.2. Annual Per-Participant Limit. The aggregate number of shares of Common Stock subject to Options or SARs granted under the Plan in any fiscal year of the Company to any one Participant in the Plan shall not exceed 500,000 shares. The aggregate number of shares subject to Restricted Share or Restricted Share Units granted under the Plan during any fiscal year of the Company to any one Participant shall not exceed 250,000. Notwithstanding the foregoing limitations, no non-employee Board member may receive Awards in any given fiscal year of the Company (not including automatic grants of Options under Section 7) with respect to more than 100,000 shares. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 5.4.

5.3. Forfeited Awards and Other Shares Again Available for Grant. If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled, surrendered or forfeited or becomes unexercisable or irredeemable for any reason without having been exercised or settled in full, the shares of Common Stock associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, surrendered or forfeited for any reason, that share will again be available for grant under the Plan. The number of shares that will be considered issued under the Plan shall equal the number of shares issued upon exercise or settlement of an Award and shall not include the number of shares returned to the Company upon termination, cancellation, expiration, forfeiture or surrender of an Award. Notwithstanding the foregoing, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares are retained by the Company upon the vesting, exercise or redemption of an Award in order to satisfy the exercise price for such Award or withholding taxes, if any, due in connection with such vesting, exercise or redemption. For the avoidance of doubt, shares underlying (i) the unexercised portion of an Option or SAR and (ii) the unvested portion of a Restricted Share or Restricted Share Unit at the time any such Award terminates, shall revert to and again be available for future grant under the Plan, unless the Plan has been terminated. If shares that were acquired upon exercise of an Option or redemption of a SAR, or in connection with a Restricted Share or Restricted Share Unit, are subsequently repurchased by the Company, such shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan, and any shares subject to awards of SARs or Restricted Share Units will, upon any distribution in respect of such awards, be treated as issued and will not be available under the Plan, whether the distribution is paid in cash or shares.

5.4. Adjustment. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the maximum amount and/or class of securities for which any one individual participating in the Plan may be granted Options, separately exercisable SARs, Restricted Shares and Restricted Share Units for any given year under the Plan, (c) the number and/or class of securities for which automatic Option grants are to be subsequently made per eligible non-employee Board member under Section 7 of the Plan, (d) the number and/or class of securities and price per share in effect under each Option and SAR outstanding under the Plan, and (e) the number of Restricted Share Units outstanding under the Plan and/or the class of securities referenced for determining payment in respect thereof. Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Committee shall be final, binding and conclusive.

Section 6. Stock Options; In General

6.1. Option Grant and Award Agreement. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons who are delegated authority under Section 3.2, are authorized to grant Incentive Stock Options and Non-Qualified Options (including Options to purchase Restricted Shares) to eligible individuals. Each granted Option shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.

6.1.1. No ISOs for Non-Employees. Individuals who are not Employees may only be granted Non-Qualified Options.

6.1.2. $100,000 ISO Limit. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in that calendar year (or thereafter in accordance with its terms) for the excess number of shares as a Non-Qualified Option.

6.2. Exercise Price. The exercise price per share of each option granted under the Plan shall be fixed by the Committee, in accordance with the following provisions: The exercise price per share of Common Stock subject to an Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the grant date; provided that, if the individual to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the grant date.

6.3 Exercisability and Term of Options. Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Award Agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten years measured from the grant date (five years if the option is an Incentive Stock Option granted to a Ten Percent Stockholder).

6.4. Payment of the Exercise Price. The exercise price shall become immediately due upon exercise of the Option and shall be payable in one or more of the forms specified below as permitted by the Committee:

6.4.1 by cash or check made payable to the Company;

6.4.2. in shares of Common Stock held by the Optionee;

6.4.3. pursuant to a broker assisted exercise; or

6.4.4 by such other forms of consideration as determined by the Committee.

6.5. Transfer of an Option.

6.5.1 In General; No Transfers. During the lifetime of the Optionee, the Option, together with any related SAR, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee’s death or, with respect to Options other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Treasury Regulations).

6.5.2. Committee May Permit Transfer of Non-Qualified Options. Notwithstanding the foregoing provisions of this Section 6.5, the Committee may provide that an Optionee may transfer Non-Qualified Options to family members or other persons or entities according to such terms as the Committee may determine, provided that the Optionee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

6.6. No Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.

6.7. Exercise and Forfeiture Following Termination of Service.

6.7.1. In General. Upon a Participant’s death or termination of Service, all Options and SARs held by the Participant that are not exercisable immediately prior to the death or termination of Service shall terminate immediately.

6.7.2. Exercise Period Following Termination. In the event of a Participant’s death or termination of Service, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Participant that is exercisable immediately prior to the Participant’s death or termination of Service:

(a) Other than Death, Permanent Disability or Misconduct. If a Participant terminates Service for any reason other than death, Permanent Disability or Misconduct, then each outstanding Option and SAR held by such Participant shall remain exercisable during the three-month period following the date of such termination of Service.

(b) Disability. If a Participant terminates Service by reason of his or her Permanent Disability, then each outstanding Option and SAR held by the Participant shall remain exercisable during the 12-month period following the date of such termination of Service.

(c) Death. If a Participant dies while holding one or more outstanding Options or SARs, then each such Option and SAR shall remain exercisable during the 12-month period, or such lesser period as determined by the Committee, following the date of the Participant’s death. During such limited period, the Options and SARs may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(d) Misconduct. Upon termination of the Participant’s Service for Misconduct, all outstanding Options and SARs held by the Participant shall terminate immediately and cease to be outstanding.

(e) Expiration. Subject to the discretion of the Committee under Section 6.7.4, upon the expiration of the applicable exercise period provided for in this Section 6.7.2 or (if earlier) upon the expiration of the term of the Option or SAR, the Option or SAR shall terminate and cease to be exercisable for any shares for which the Option or SAR has not been exercised.

(f) Change of Control Agreements. Notwithstanding any other provision of this Section 6.7, with respect to a particular Participant, if there is any conflict between this Section 6.7 and any employment agreement or change of control agreement between the Participant and the Company, such agreement will control.

6.7.3. No Exercise After Expiration of Term. Notwithstanding the foregoing or any other provision of this Plan, under no circumstances shall any Option or SAR be exercisable after the specified expiration date of the Option’s term.

6.7.4. Committee Discretion. The Committee shall have complete discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding:

(a) to extend the period of time for which the Option (other than Options granted pursuant to Section 7) or SAR is to remain exercisable following the Participant’s death or cessation of Service other than for cause from the limited period in effect under Section 6.7.2 to such greater period of time as the Committee shall deem appropriate; provided that in no event shall such option be exercisable after the specified expiration date of the Option or SAR term; and/or

(b) to permit one or more Options or SARs held by the Participant (other than Options granted pursuant to Section 7) to be exercised, during the limited post-Service exercise period applicable under this Section 6.7, not only with respect to the number of vested shares of Common Stock for which each such Option or SAR is exercisable at the time of the Participant’s cessation of Service but also with respect to any other shares subject to that Option or SAR.

6.8 No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 5.4), the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

Section 7. Stock Options; Automatic Grants for Non-Employee Directors.

7.1. Eligibility. The individuals eligible to receive automatic option grants pursuant to the provisions of this Section 7 shall be limited to (a) those individuals who are serving as non-employee Board members on the Plan Effective Date, (b) those individuals who are first elected or appointed as non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Company’s stockholders, and (c) those individuals who are re-elected to serve as non-employee Board members at one or more annual meeting of the Company’s stockholders (each an “Annual Stockholders Meeting”) held on or after the Plan Effective Date. Each non-employee Board member eligible to receive one or more automatic option grants pursuant to the foregoing criteria shall be designated an “Eligible Director” for purposes of the Plan.

7.2. Grant Dates. Option grants shall be made under this Section 7 on the dates specified below:

7.2.1. Initial Grant. Each Eligible Director who is first elected or appointed as a non-employee Board member on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Qualified Option to purchase 10,000 shares of Common Stock upon terms and conditions of this Section 7.

7.2.2. Annual Grant. On the date of each Annual Stockholders Meeting, beginning with the first Annual Stockholders Meeting held on the Plan Effective Date, each individual who will continue to serve after such meeting as an Eligible Director shall automatically be granted a Non-Qualified Option to purchase an additional 7,500 shares of Common Stock upon the terms and conditions of this Section 7, provided he or she has served as a non-employee Board member for at least six months prior to the date of such Annual Stockholders Meeting.

7.3. No Limitation. There shall be no limit on the number of shares of Common Stock for which any one Eligible Director may be granted Options under this Section 7 over his or her period of Board service.

7.4. Exercise Price. The exercise price per share of Common Stock subject to each Option grant made under this Section 7 shall be equal to 100% of the Fair Market Value per share of Common Stock, on the automatic grant date.

7.5. Option Term. Each Option grant under this Section 7 shall have a term of ten years measured from the automatic grant date, subject to earlier termination in accordance with Section 7.7 below.

7.6. Exercisability and Vesting. Each Option grant under this Section 7 shall vest and be exercisable for any or all of the shares subject thereto, as follows.

7.6.1. Initial Grant. The shares of Common Stock subject to each Option granted pursuant to Section 7.2.1 shall vest and be exercisable in full six months from the date of grant. The right to exercise such Options will expire on the tenth anniversary of the date on which the Options were granted.

7.6.2. Annual Grant. The shares subject to each Option granted pursuant to Section 7.2.2 shall vest and be exercisable on a cumulative basis as to 3,750 shares beginning six months from the date of grant and 3,750 additional shares of Common Stock beginning on the first anniversary of the date of grant. The right to exercise such Options will expire on the tenth anniversary of the date on which the Options were granted.

7.7. Effect of Termination of Board Service. Upon cessation of Service as a non-employee Board member (for reasons other than retirement or death), only those Options exercisable at the date of cessation of service shall be exercisable by the non-employee Board member. Such Options shall be exercisable for a period of three months from cessation of Service of the non-employee Board member or the expiration of the Option, whichever period is shorter.

Upon the retirement or death of a non-employee Board member, Options shall be exercisable as follows:

7.7.1 Retirement. Upon retirement as a non-employee Board member after the non-employee Board member has served for at least six consecutive years as a director, all Options shall continue to be exercisable during their terms as if such person had remained a non-employee Board member.

7.7.2 Death. In the event of the death of a non-employee Board member while a member of the Board, the Options granted to him or her shall be exercisable, to the extent then exercisable, for a period of one year from the date of the non-employee Board member’s death, or until the expiration of the Option, whichever period is shorter.

7.8. Other Option Terms Apply. Except to the extent inconsistent with the terms of this Section 7, all Options granted pursuant to this Section 7 shall be subject to the terms and conditions of Sections 1 through 6 and Sections 12 and 13 of the Plan.

Section 8. Discretionary Option Grants to Non-Employee Directors

8.1. Option Grants. The Committee, upon ratification by the Board, shall have the authority to grant discretionary Non-Qualified Options to non-employee Board members under this Section 8. Participants granted Options under this Section 8 may be selected from among those non-employee Board members who, in the opinion of the Committee and the Board, have the capacity to devote themselves to the Company’s success.

8.2. Option Terms. Except to the extent inconsistent with the terms of this Section 8, each Option granted pursuant to this Section 8 shall be a Non-Qualified Option governed by the terms and conditions specified under Sections 1 through 6 and 12 and 13 of the Plan.

8.2.4. Effect of Termination of Service. Subject to the discretion of the Committee under Section 6.7.4, Section 7.7 of the Plan shall apply to the termination of Options granted to non-employee Board members under this Section 8, except that upon termination of the non-employee Board member’s Service for Misconduct, all outstanding Options held by the non-employee Board member shall terminate immediately and cease to be outstanding.

Section 9. Stock Appreciation Rights

9.1. In General. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, are authorized to grant SARs to eligible individuals. Each granted SAR shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The grant of an SAR provides the holder the right to receive the appreciation in value of shares of Common Stock between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

9.2. Exercise. An SAR may be exercised by a Participant by giving notice of intent to exercise to the Company to the extent that the SAR is then, by its terms, exercisable. Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or shares of Common Stock, as specified in the Award Agreement or determined by the Committee, an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the SAR (or portion thereof) is exercised, of the shares covered by the SAR (or portion thereof) over (b) the Fair Market Value of the shares covered by the SAR (or a portion thereof) as of the date the SAR was granted.

9.2.1. Other Terms.

(a) Term of SAR. Unless otherwise provided in the applicable Award Agreement at the time of grant, the term of an SAR will be ten years, and in any event shall not exceed ten years.

(b) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.

(c) Termination of Service. Unless otherwise provided by the Committee at the time of grant, SARs will be subject to the terms of Section 6.7 with respect to exercise following termination of Service.

Section 10. Restricted Shares.

10.1. In General. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2 may grant Restricted Shares to eligible individuals and may impose conditions, including continued employment or performance conditions, on such shares as it deems appropriate. Each issued Restricted Share shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The terms and conditions applicable to a Restricted Share issuance, including the vesting periods and conditions, the form of consideration payable, if any, and the Company’s right to repurchase unvested Restricted Shares upon a Participant’s termination of employment shall be determined by the Committee; provided, however, that in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Shares that are based on performance criteria and level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of a Restricted Share Award over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death or cessation of Service other than for cause, provided, however, that up to 120,000 shares issuable under the Plan may be granted as Restricted Shares or Restricted Share Units with vesting based on continued employment or the passage of time over less than one year.

10.2. Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or by reason of any Change in Control, shall be issued subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Committee shall deem appropriate.

10.3. Unvested Shares May be Escrowed. Unvested Restricted Shares, including any unvested Restricted Shares purchased pursuant to the exercise of an Option, may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such Restricted Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.

10.4. Transferability of Shares. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Section 10. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. However, the Participant shall have the right to make a gift of unvested shares issued to him or her under this Section 10 to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan, including without limitation this Section 10, and the Award Agreement applicable to the gifted shares.

Section 11. Restricted Share Units. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, may grant Restricted Share Units to eligible individuals and may impose conditions, including continued employment or performance conditions, on such units as it may deem appropriate. Each granted Restricted Share Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Share Units, such as number of units granted, vesting, performance criteria, if any, time and form of payment and termination of units shall be set forth in the Award Agreement; provided, however, that in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Share Units that is based on performance criteria and level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of a Restricted Share Award over a period of less than three years from the date the Award is made, other than as determined by the Committee upon a Change in Control or upon the Participant’s death or cessation of Service other than for cause, provided, however, that up to 120,000 shares issuable under the Plan may be granted as Restricted Shares or Restricted Share Units with vesting based on continued employment or the passage of time over less than one year.

Section 12. Change in Control. Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may (but shall not be required to), in its sole and absolute discretion and without the need for the consent of any Optionee or Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

12.1. cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become fully vested and immediately exercisable, in whole or in part;

12.2. cause any or all outstanding Restricted Shares and Restricted Share Units held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part;

12.3. cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation;

12.4. cancel any or all Restricted Shares or Restricted Share Units held by Participants affected by the Change in Control in exchange for restricted shares of or restricted share units in respect of the common stock of any successor corporation;

12.5. redeem any or all Restricted Shares held by Participants affected by the Change in Control for cash and/or other substitute consideration with a value equal to the (a) the number of Restricted Shares to be redeemed multiplied by (b) the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control;

12.6. cancel any Option or SAR held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of shares subject to that Option or SAR, multiplied by (b) the difference between the Fair Market Value per share of Common Stock on the date of the Change in Control and the exercise price of that Option or SAR; and

12.7. cancel any Restricted Share Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Restricted Share Units, multiplied by (b) the Fair Market Value per share of Common Stock on the date of the Change in Control.

Section 13. Miscellaneous Provisions.

13.1. Amendment and Termination of the Plan and Awards. Except as provided herein, the Board has complete and exclusive power and authority to amend, modify or terminate the Plan (or any component thereof) in any or all respects whatsoever at any time. No such amendment, modification or termination shall adversely affect the material economic rights with respect to Awards then outstanding under the Plan, unless the Participant consents to such amendment, modification or termination. In addition, the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the total number of shares reserved for the purposes of the Plan and the maximum number of shares for which any one individual may be granted Awards for any given year under the Plan, except for permitted adjustments under Section 5.4 of the Plan, (b) change the persons or class of persons eligible to receive Awards, (c) other than in connection with an adjustment under Section 5.4, reduce the exercise price of outstanding Options (including canceling previously awarded Options and regranting them with a lower exercise price), or (d) otherwise amend the Plan in any manner requiring stockholder approval by law or under the listing requirements of the NASDAQ National Market or other market or exchange on which the Common Stock is at the time listed or admitted to trading.

13.2. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. If determined by the Board, the minimum required withholding obligations may be settled with shares of Common Stock, including shares of Common Stock that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

13.3. Qualifying Performance-Based Compensation.

13.3.1 General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing at the time the Award is granted not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

13.3.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, either GAAP or non-GAAP, if applicable to the criteria, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder’s equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

13.4. Effective Date and Term of Plan.

13.4.1. Effective Date. The Plan will become effective on the Plan Effective Date (as defined in Section 1.2).

13.4.2. Term of the Plan. The Plan will continue in effect until the 10th anniversary of the Plan Effective Date; provided that any Option that is granted prior to such 10th anniversary may extend beyond that date.

13.5. No Employment or Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Subsidiary) for any period of specific duration, and the Company (or any Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause. Nothing in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6 Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan with respect to Awards.

13.7. Representations; Legends. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

13.8. Regulatory Matters. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Common Stock issued pursuant to it. All certificates for Common Stock or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange or automated quotation system upon which the Common Stock is then listed or quoted, and any other applicable federal or state securities laws.

13.9. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise enforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in the Plan.

13.10. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Committee, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

13.10.1. the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

13.10.2. the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

13.10.3. any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

13.11. Governing Law. The Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts of laws.

13.12. Successors and Assigns. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

13.13. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via facsimile, on the date and at the time faxed with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

NEOWARE, INC.

Proxy

This Proxy is Solicited by the Board of Directors of Neoware, Inc.

for the Annual Meeting of Stockholders, November 30, 2006

The undersigned holder of Common Stock of Neoware, Inc. hereby appoints Keith D. Schneck and Klaus P. Besier, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m. on November 30, 2006, at the Company’s offices at 3200 Horizon Drive, King of Prussia, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Annual Meeting.

Shares will be voted as instructed, but if no instruction is given, shares will be voted FOR all the nominees for director named in the Proxy Statement, FOR each of the Company’s Proposals 2 and 3, all as more particularly described in the Proxy Statement, and with discretionary authority on such other matters as may come before the Annual Meeting. The Board of Directors unanimously recommends that you vote to approve each of the Company's Proposals 1, 2 and 3.

The undersigned acknowledges receipt of this proxy with a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors.

(Continued, and to be signed, on the other side)

The Board of Directors recommends voting FOR Proposals 1, 2 and 3

1. Election of Directors	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Klaus P. Besier, Dennis Flanagan, David D. Gathman, Michael G. Kantrowitz, John P. Kirwin, III, Christopher G. McCann and John M. Ryan.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Approve the Company’s Amended and Restated 2004 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN
3.	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2007.

FOR	AGAINST	ABSTAIN
4.	In their discretion, upon such other matters as may properly come before the meeting.

Votes must be indicated or in Black or Blue ink. Please sign and return promptly in the enclosed postage paid envelope.

Change of Address or Comments Mark Here NOTE: Please sign exactly as name(s) appears hereon. Executors, administrators, trustees, etc. should give full title as such.

DATE:

SIGNATURE

SIGNATURE